Exhibit (a)(1)(vi)
Notice of Withdrawal of Tender
Regarding Shares in Barings Private Credit Corporation
Tendered Pursuant to the Offer to Purchase
Dated December 1, 2022

The Offer and withdrawal rights will expire on December 30, 2022 and this Notice of Withdrawal must be received by
the Company’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,
Eastern Time, on December 30, 2022, unless the Offer is extended
Complete this Notice of Withdrawal and follow the transmittal instructions included herein
IMPORTANT: If you tendered your shares of common stock, par value $0.001 per share (the “Shares”), of Barings Private Credit Corporation (the “Company”) through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your tendered Shares.
Complete this Notice of Withdrawal of Tender and return or deliver it to DST Systems Inc., Barings Private
Credit Corporation’s transfer agent (the “Transfer Agent”), by mail or fax as follows:
If delivering via USPS, UPS or FedEx:
DST Systems Inc.
Attention: Barings Private Credit Corporation
Regular Mail	Overnight Mail

P.O. Box 219095 Kansas City, MO 64121-9530	430 W. 7th Street Kansas City, MO 64105-1407
A STOCKHOLDER CHOOSING TO FAX A NOTICE OF WITHDRAWAL OF TENDER MUST
ALSO MAIL THE ORIGINAL COMPLETED AND EXECUTED NOTICE OF WITHDRAWL OF
TENDER (OR AN ORIGNALLY SIGNED PHOTCOPY THEREOF) PROMPTLY THEREAFTER.
If delivering an originally signed photocopy via fax:
Attn: Barings Private Credit Corporation
Fax number: (833) 623-2399
If delivering via fax, please include “Tender Offer for Barings Private Credit Corporation Shares” on the fax cover page or in the subject line, as applicable.
DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
TRANSFER AGENT.
For additional information, call the Transfer Agent at (844) 700-1483
[Remainder of Page Intentionally Left Blank]

You are responsible for confirming that this Notice is received timely by the Transfer Agent. If you (or your broker, dealer, commercial bank, trust company or other nominee) fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.
Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
Investor Name/Registration:
Company Account #:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:
Such withdrawal is with respect to (specify one):
☐	All of the undersigned’s Shares previously tendered
☐	The following number of Shares previously tendered:
The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company upon expiration of the tender offer described above.
The undersigned represents that the undersigned is the beneficial owner of the shares of common stock, par value $0.001 per share, of the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.
In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of Barings Private Credit Corporation. If any Shares covered by this Notice of Withdrawal are owned of record by two or more joint owners, all such owners must sign this Notice of Withdrawal. If any previously tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Notices of Withdrawal as there are different registrations of such Shares. If this Notice of Withdrawal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.
Name:
(Please Print)
Capacity (full title):
Address (include zip code):
Area Code and Telephone Number
Tax Identification or Social Security No.:
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